Exhibit 10.2

Execution Version

RESTRUCTURING AGREEMENT

This Restructuring Agreement (the “Agreement”) is entered into as of this 1st day of December, 2023, by and between Evofem Biosciences, Inc., a Delaware corporation with offices located at 7770 Regents Road, Suite 113-618, San Diego, California 92122 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, the Company, the Holder and/or certain other investors (the “Other Holders”) entered into (i) one or more Securities Purchase Agreements (as may be amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreements,” and each a “Securities Purchase Agreement”), as described on the signature page of the Holder attached hereto, pursuant to which the Holder purchased from the Company, among other securities, certain senior subordinated convertible notes each an aggregate amount outstanding as of the date hereof as set forth on the signature page of the Holder attached hereto (collectively, the “Existing Notes”) and (ii) one or more Registration Rights Agreements (each as defined in the Securities Purchase Agreement), pursuant to which the Company agreed to register the resale of certain Registrable Securities (as defined in the Registration Rights Agreements) related thereto with the Securities and Exchange Commission (the “SEC”) on a Registration Statement (as defined in the Registration Rights Agreements) filed on or prior to the applicable Filing Deadline (as defined in the Registration Rights Agreements) and declared effective by the SEC on or prior to the applicable Effectiveness Deadline (as defined in the Registration Rights Agreements). Capitalized terms not defined herein shall have the meaning as set forth in the applicable Securities Purchase Agreements.

B. The Company and Holder acknowledge and agree that the form of the Existing Note attached to each Securities Purchase Agreement inadvertently failed to reflect certain terms and conditions agreed upon by the parties thereto as of the time of execution of each such Securities Purchase Agreement (each, such date, a “Subscription Time”). To correct such terms and conditions to reflect the agreement of the Company and the Holder as of the Subscription Time, de novo, the parties hereto agree as of the date hereof, but effective as of the time simultaneous with the time of issuance of each such Existing Note, as applicable (each, an “Effective Time”), the Company and the Holder shall exchange (the “Exchange” or the “Transaction”) the aggregate principal amount outstanding under each Existing Note as set forth on the signature page of the Holder attached hereto (the “Exchange Amount”, and such note, the “Exchanged Note”) for a new senior subordinated convertible note in such Exchange Amount, in the form attached hereto as Exhibit A (the “New Note,” as converted, the “New Conversion Shares,” and together with the New Note, the “New Securities”). The New Notes and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Restructuring Documents”.

C. On September 15, 2022, the Company issued that certain Right to Receive Common Stock, as amended by that certain Side Letter by and between the Company and the Holder, dated as of March 7, 2023 (the “Rights”). The Company desires to grant the Holder the right to require the Company to exchange or redeem such Right, as applicable, in accordance with Section 1(d) below upon the occurrence of either (i) a Change of Control (as defined below) and/or (ii) the occurrence of any event after which no common equity of the Company shall be registered under the Securities Exchange Act of 1934, as amended (together with a Change of Control, a “Change of Control Event”).

D. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange; Ratifications; Amendments; Waiver.

(a) Exchange. As of the date hereof, but effective as of each Effective Time, as applicable, pursuant to Section 3(a)(9) of the Securities Act, the Exchange shall occur. On or prior to the fifth (5th) Business Days after the date hereof, the Company shall deliver or cause to be delivered to the Holder (or its designee) the certificate evidencing each New Note issued in the Exchange at the address for delivery set forth on the signature page of the Holder attached hereto. The Company acknowledges and agrees that each New Note has been issued on the books and records of the Company on the date hereof, but effective as of the Effective Time, the Holder is the legal and beneficial owner of the New Note as of the date hereof and all the terms and conditions thereof (including the right to convert such New Note into New Conversion Shares in accordance therewith) may be exercised by the Holder in accordance therewith at any time on or after the date hereof, notwithstanding the fact that the certificate evidencing each New Note has not been delivered to the Holder as of the date hereof.

(b) Ratifications. Except as otherwise expressly provided herein, each Securities Purchase Agreement and each other Transaction Document (as defined in each Securities Purchase Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in each Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to a Securities Purchase Agreement shall mean such Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to a “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to a Securities Purchase Agreement shall mean such Securities Purchase Agreement as amended by this Agreement.

(c) Amendments and Incorporation of Terms under Transaction Documents. Effective as of each applicable Subscription Time, each Securities Purchase Agreement and each of the other Transaction Documents shall be amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):

(i) The defined term “Notes” is hereby amended to include the New Notes (as defined herein).

(ii) The defined term “Conversion Shares” is hereby amended to include the New Conversion Shares (as defined herein).

(iii) The defined term “Transaction Documents” is hereby amended to include this Agreement and the other Restructuring Documents.

(iv) The first sentence of Section 9(a) of each Securities Purchase Agreement is hereby amended by replacing each instance of “State of New York” with “State of Delaware”.

2

(v) The second sentence of Section 9(a) of each Securities Purchase Agreement is hereby amended by replacing “The City of New York, Borough of Manhattan” with “Wilmington, Delaware”.

(vi) The form of Note attached to each Securities Purchase Agreement as Exhibit A thereto is hereby amended and restated as Exhibit A attached hereto.

(d) Holder Right to Require Acquisition of Rights.

(i) Effective as of the Effective Time, subject to Section 1(d)(iii) below, at the request of the Holder delivered at any time during the period commencing on the earliest to occur of (x) the public disclosure of any Change of Control Event, (y) the consummation of any Change of Control Event and (z) the Holder first becoming aware of any Change of Control Event through the date that is ninety (90) days after the public disclosure of the consummation of such Change of Control Event by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as defined in the Rights) (as the case may be) shall acquire the Rights from the Holder on the date of such request (the “Change of Control Acquisition”) by delivering to the Holder Change of Control Consideration (as defined below) (or, at the option of the Company, cash) in an amount equal to the greater of (x) the Exchange Price (as defined in the Rights) and (y) the Black Scholes Value (as defined below). Delivery and/or payment, as applicable, of such Change of Control Consideration shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Change of Control Event.

(ii) Notwithstanding the foregoing, if a Change of Control Acquisition entitles the Holder to receive any non-cash consideration (each, a “Change of Control Distribution”) and any such Change of Control Distribution includes equity registered under the 1934 Act (each, a “Public Shares”) of any Person (each, a “Public Entity”) (and/or securities convertible, exercisable and/or exchangeable into Public Shares, as applicable) (each, a “Public Convertible Security”), to the extent, the Holder together with the other Attribution Parties (as defined in the Rights) collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Public Shares outstanding immediately after giving effect to such Change of Control Distribution, the Holder shall not be entitled to receive such Change of Control Distribution to the extent of any such excess and the portion of such Change of Control Distribution shall, at the option of the Holder, either (x) be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Change of Control Distribution (and any Distributions (as defined in the Rights) declared or made on such initial Change of Control Distribution or on any subsequent Change of Control Distribution held similarly in abeyance) to the same extent as if there had been no such limitation) or (y) be issued as a Public Convertible Security in the form of the Right, mutatis mutandis. For purposes of the foregoing, the aggregate number of Public Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Public Shares held by the Holder and all other Attribution Parties plus the number of Public Shares issuable in the Change of Control Acquisition with respect to which the determination hereunder is being made, but shall exclude Public Shares which would be issuable upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party, but subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(d). For purposes of this Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. Upon delivery of a written notice to such Public Entity, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to such Public Entity and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Rights that is not an Attribution Party of the Holder. For purposes of clarity, the Public Shares issuable pursuant to this Section 1(d) in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived or amended and shall apply to a successor to the Holder (and any successor holder of the Rights of the Holder).

3

(iii) For the purpose of this Agreement, the following definitions shall apply:

(A) “Black Scholes Value” means the value of the unexercised portion of such Right remaining on the date of the Holder’s request pursuant to Section 1(d), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (I) an underlying price per share equal to the greater of (1) the highest Closing Sale Price (as defined in the Rights) of the Common Stock during the period beginning on the Trading Day (as defined in the Rights) immediately preceding the announcement of the applicable Change of Control Event (or the consummation of the applicable Change of Control Event, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 1(d) and (2) the sum of the price per share being offered in cash in the applicable Change of Control Event (if any) plus the value of the non-cash consideration being offered in the applicable Change of Control Event (if any), (II) a strike price equal to the Exchange Price (as defined in the Rights) in effect on the date of the Holder’s request pursuant to Section 1(d), (III) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of such Right as of the date of the Holder’s request pursuant to Section 1(d) and (2) the remaining term of such Right as of the date of consummation of the applicable Change of Control Event or as of the date of the Holder’s request pursuant to Section 1(d) if such request is prior to the date of the consummation of the applicable Change of Control Event, (IV) a zero cost of borrow and (V) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Change of Control Event and (y) the date of the Holder’s request pursuant to Section 1(d).

(B) “Change of Control” means any Fundamental Transaction (as defined in the Rights) other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(C) “Change of Control Consideration” means such aggregate amount of consideration (whether consisting of cash, stock or any combination thereof or other consideration) that is being offered and/or paid to the holders of Common Stock of the Company in connection with such Change of Control Event (or if the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with such Change of Control Event, as applicable such form of consideration as elected by the Holder); provided, further, that if holders of Common Stock of the Company are not offered or paid any material consideration in such Change of Control Event, such Change of Control Consideration shall be the common stock of the Successor Entity (which Successor Entity may be the Company following such Change of Control Event).

4

(e) Partial Waiver of Initial Registration Rights. Effective as of the Effective Time, the Holder hereby waives, in part the Company’s obligations pursuant to each of the Registration Rights Agreements, solely such that the Filing Deadline and Effectiveness Deadline with respect to the initial Registration Statement required to be filed pursuant to each Registration Rights Agreement shall each be extended to January 31, 2024.

2. Company Representations and Warranties. As a material inducement to the Holder to enter into this Agreement and consummate the Exchange, the Company hereby represents and warrants with and to the Holder, as of the date hereof, as follows:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations (including, without limitation, the Exchange) under this Agreement and each of the other agreements and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement. The execution and delivery of the Restructuring Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the Exchange, have been duly authorized by the Board of Directors of the Company and, other than such filings required under applicable securities or “Blue Sky” laws of the states of the United States (the “Required Approvals”) and no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Restructuring Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflict; Required Filings and Consents.

(i) The execution, delivery and performance of the Restructuring Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation (including, without limitation, any certificate of designation contained therein), Bylaws, certificate of formation, memorandum of association, articles of association or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

5

(ii) Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Restructuring Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Restructuring Documents.

(d) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Notes is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

(e) Issuance of New Notes. The issuance of the New Notes are duly authorized and, upon issuance in accordance with the terms of this Agreement in exchange for the Existing Notes, the New Notes shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issue thereof. Upon conversion of the New Notes in accordance with this Agreement and the other Restructuring Documents the New Conversion Shares issued to the Holder, upon the conversion of the New Notes, when issued, will be validly issued, fully paid and nonassessable, free from all preemptive or similar rights or Liens with respect to the issue thereof, and freely transferable without restriction by the Holder, with the Holder being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Notes is exempt from registration under the 1933 Act.

(f) No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Exchanged Notes for the New Notes as contemplated hereby.

6

(g) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof, as follows:

(a) Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(b) Ownership of Existing Notes. The Holder owns the Existing Notes free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

(c) Reliance on Exemptions. The Holder understands that the New Notes are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Restructuring Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Notes.

(d) Validity; Enforcement. This Agreement and the Restructuring Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

7

(e) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Restructuring Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(f) No Consideration Paid. No commission or other remuneration has been paid by the Holder to the Company or to any Person for soliciting the exchange of the Exchanged Notes for the New Notes as contemplated hereby.

4. Covenants.

(a) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Restructuring Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the form of New Note) as exhibits to such filing (including all attachments, the “8-K Filing”). At the time of the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Restructuring Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

(b) Blue Sky. The Company shall make all filings and reports relating to the Exchange as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

8

(c) No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

(d) Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the New Notes to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Exchanged Notes shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

(e) Holding Period For the purposes of Rule 144 of the Securities Act (“Rule 144”), the Company acknowledges that the holding period of the New Notes (and upon conversion of the New Notes, the New Conversion Shares) may be tacked onto the holding period of the Existing Notes, and the Company agrees not to take a position contrary to this Section 4(e). The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) the New Notes (and upon conversion thereof, the New Conversion Shares) will be eligible to be resold pursuant to Rule 144, (ii) the Company is currently not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Notes (and upon conversion thereof, the New Conversion Shares) becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of the New Conversion Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such applicable New Conversion Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of any New Conversion Shares in accordance herewith.

(f) Fees. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

(g) Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other agreement with the Company (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

9

(h) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i) Miscellaneous. Section 9 of the Securities Purchase Agreements (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[The remainder of the page is intentionally left blank]

10

IN WITNESS WHEREOF, Holder and the Company have executed this Agreement as of the date set forth on the signature page of the Holder below.

COMPANY:

EVOFEM BIOSCIENCES, INC.

By:
Name:	Saundra Pelletier
Title:	Chief Executive Officer

[Restructuring Agreement Signature Page]

IN WITNESS WHEREOF, Holder and the Company have executed this Agreement as of the date first above written.

HOLDER:

By:
Name:
Title:

Address for Notices:

Date of Each Applicable Securities Purchase Agreement	Principal Amount of Exchanged Note Outstanding

[Restructuring Agreement Signature Page]

EXHIBIT A

(Insert Form of Note)